Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To Bank of America, National Association:

We have examined management's assertion, included in the accompanying “Report of Management on BA Master Credit Card Trust II and BA Credit Card Trust Internal Control” (the “Report”), that Bank of America, National Association (the “Company”), a wholly owned subsidiary of Bank of America Corporation, maintained effective internal control over the functions performed as servicer of the BA Master Credit Card Trust II (the "Master Trust") and the BA Credit Card Trust (the "Note Trust", together with the Master Trust, the "Trusts"), including each series of the Master Trust and each tranche of the Note Trust as specified in the Report, as of December 31, 2015 to provide reasonable assurance that Trusts' assets in the possession of or under the control of the servicer are safeguarded against loss from unauthorized use or disposition as specified in the Fourth Amended and Restated Pooling and Servicing Agreement for the Master Trust dated December 17, 2015 (the "PSA") between the Company, BA Credit Card Funding, LLC and The Bank of New York Mellon (the "Trustee"), the Fifth Amended and Restated Series 2001-D Supplement to Fourth Amended and Restated Pooling and Servicing Agreement for the Master Trust for each series as specified in the Report (the "Series Supplement") between the Company, BA Credit Card Funding, LLC and the Trustee, the Fourth Amended and Restated Indenture for the Note Trust dated December 17, 2015 (the "Indenture") and the Third Amended and Restated BAseries Indenture Supplement dated December 17, 2015 (the "Indenture Supplement"), both between the Note Trust and the Trustee (the PSA, Series Supplements, Indenture and Indenture Supplement, together the "Agreements").  Management is responsible for maintaining effective internal control over the functions performed as servicer of the Trusts.  Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was conducted in accordance with attestation standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included obtaining an understanding of internal control over the functions performed by the Company as servicer of the Trusts, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances.  We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected.  Also, projections of any evaluation of internal control over the functions performed by the Company as servicer of the Trusts to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assertion that Bank of America, National Association maintained effective internal control over the functions performed as servicer of the Trusts to provide reasonable assurance that Trusts' assets in the possession of or under the control of the servicer are safeguarded against loss from unauthorized use or disposition as of December 31, 2015 as specified within the Agreements is fairly stated, in all material respects, based on the following criteria specified in the Report:

•	Funds collected are remitted to the Trustee in accordance with the Agreements.

•	The Trusts' assets are segregated from those retained by the Company in accordance with the Agreements.

•	Expenses incurred by the Trusts are calculated and remitted in accordance with the Agreements.

PricewaterhouseCoopers LLP, 214 N. Tryon Street, Charlotte, NC 28202
T: (704) 344 7500, F: (704) 344 4100, www.pwc.com/us

•	The additions of accounts to the Trusts are authorized in accordance with the Agreements.

•	The removals of accounts from the Trusts are authorized in accordance with the Agreements.

•	The Trusts' assets amortizing out of the Trusts are calculated in accordance with the Agreements.

•	Monthly Trust reports generated in the form of “Exhibits” and provided to the Trustee are reviewed by a Vice President or above prior to distribution.

•	Monthly Trust reports generated in the form of “Exhibits” contain all information required by the Agreements.

/s/ PricewaterhouseCoopers LLP

March 24, 2016

2

[Letterhead of Bank of America, National Association]

March 24, 2016

Report of Management on BA Master Credit Card Trust II and BA Credit Card Trust Internal Control

Bank of America, National Association (“BANA” or the “Company”), a wholly owned subsidiary of Bank of America Corporation, is responsible for establishing and maintaining effective internal control over the functions performed as the servicer of the BA Master Credit Card Trust II and the BA Credit Card Trust (the “Trusts” or individually, the “Trust”). These internal controls are designed to provide reasonable assurance to the Company’s management and board of directors that Trusts’ assets in the possession of or under the control of the servicer are safeguarded against loss from unauthorized use or disposition, as specified in  the applicable Pooling and Servicing Agreement, Series Supplements, Indenture and BAseries Indenture Supplement (together the “Agreements”) as specified in Appendix I, between BANA as Seller and Servicer, in the case of the Pooling and Servicing Agreement and the Series Supplements, or BA Credit Card Trust, in the case of the Indenture and the BAseries Indenture Supplement, and the applicable Trustee (specific Agreements and Trustees are listed in Appendix I).

Because of inherent limitations in any internal control, no matter how well-designed, misstatements due to error or fraud may occur and not be detected, including the possibility of the circumvention or overriding of internal control. Accordingly, even effective internal control can provide only reasonable assurance with respect to the achievement of any objectives of internal control. Further, because of changes in conditions, the effectiveness of internal control may vary over time.

The Company has determined that the objectives of controls with respect to servicing and reporting of the Trusts’ assets are to provide reasonable, but not absolute assurance that:

●	Funds collected are remitted to the Trustee in accordance with the Agreements.

●	The Trusts’ assets are segregated from those retained by BANA in accordance with the Agreements.

●	Expenses incurred by the Trusts are calculated and remitted in accordance with the Agreements.

●	The additions of accounts to the Trusts are authorized in accordance with the Agreements.

●	The removals of accounts from the Trusts are authorized in accordance with the Agreements.

March 24, 2016

Trust Internal Control (continued)

●	The Trusts' assets amortizing out of the Trusts are calculated in accordance with the Agreements.

●	Monthly Trust reports generated in the form of “Exhibits” and provided to the Trustee are reviewed by a Vice President or above prior to distribution.

●	Monthly Trust reports generated in the form of “Exhibits” contain all information required by the Agreements.

The Company assessed its internal control over the functions performed as servicer of the Trusts in relation to these criteria. Based upon this assessment, the Company believes that, as of December 31, 2015, its internal controls over the functions performed as servicer of the Trusts are effective in providing reasonable assurance that Trusts’ assets in the possession of or under the control of the servicer are safeguarded against loss from unauthorized use or disposition, as specified in the Agreements.

Bank of America, National Association by:

/s/ Joseph L. Lombardi
Joseph L. Lombardi
Vice President

/s/ Scott McCarthy
Scott McCarthy
Managing Director

Appendix I
BA Master Credit Card Trust II
Internal Control as of December 31, 2015

SERIES	ISSUANCE DATE	TRUSTEE	PSA DATE	PSA SUPPL. DATE
BA Master Credit Card Trust II Series 2001-D	5/24/2001	The Bank of New York Mellon	12/17/2015	12/17/2015

Servicing PSA Covenants & Conditions

Fourth Amended and Restated Pooling and Servicing Agreement for the BA Master Credit Card Trust II dated December 17, 2015:
Sections 2.05(e), 2.06, 2.07, 2.08, 3.02, 3.04, 3.05, 3.06, 4.02(a), 4.03(a), (c) and (d), 13.02 (d).

Fifth Amended and Restated Series 2001-D Supplement dated December 17, 2015 to Fourth Amended and Restated Pooling and Servicing Agreement:
Sections 3(b), 4.05 through 4.10, 5.02, and 7(c).

Appendix I
BA Credit Card Trust
Internal Controls as of December 31, 2015

TRANCHE	ISSUANCE DATE	TRUSTEE	INDENTURE DATE	INDENTURE SUPP. DATE
Full Year

BAseries Class A (2004-3)	3/17/2004	The Bank of New York Mellon	12/17/2015	12/17/2015
BAseries Class B (2005-3)	11/9/2005	The Bank of New York Mellon	12/17/2015	12/17/2015
BAseries Class A (2007-1)	1/18/2007	The Bank of New York Mellon	12/17/2015	12/17/2015
BAseries Class A (2007-4)	3/20/2007	The Bank of New York Mellon	12/17/2015	12/17/2015
BAseries Class A (2007-11)	8/2/2007	The Bank of New York Mellon	12/17/2015	12/17/2015
BAseries Class A (2008-2)	3/14/2008	The Bank of New York Mellon	12/17/2015	12/17/2015
BAseries Class A (2008-8)	7/17/2008	The Bank of New York Mellon	12/17/2015	12/17/2015
BAseries Class B (2010-1) – VFNs	1/15/2010	The Bank of New York Mellon	12/17/2015	12/17/2015
BAseries Class C (2010-1) – VFNs	1/15/2010	The Bank of New York Mellon	12/17/2015	12/17/2015
BAseries Class A (2014-1)	2/13/2014	The Bank of New York Mellon	12/17/2015	12/17/2015
BAseries Class A (2014-2)	5/14/2014	The Bank of New York Mellon	12/17/2015	12/17/2015
BAseries Class A (2014-3)	9/15/2014	The Bank of New York Mellon	12/17/2015	12/17/2015
BAseries Class A (2015-1)	2/6/2015	The Bank of New York Mellon	12/17/2015	12/17/2015
BAseries Class A (2015-2)	4/29/2015	The Bank of New York Mellon	12/17/2015	12/17/2015

Fourth Amended and Restated Indenture for the BA Credit Card Trust dated December 17, 2015:
Sections 310(a), 402(a), 907, 908(a) and 1201

Third Amended and Restated BAseries Indenture Supplement dated December 17, 2015:
Sections 2.02(i)-(iv), 3.02, 3.16 and 4.01(a)